                  COVA                                                                          POLICY NUMBER:
           COVA FINANCIAL LIFE                                                                  16,000,001
            INSURANCE COMPANY
         4100 NEWPORT PLACE DRIVE
          NEWPORT BEACH, CA 92662                                                               INSURED:
                                                                                                John Doe



                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

                                Non-Participating

Flexible Premiums are payable during the lifetime of the Insured to Attained Age
100. If the Insured dies while this policy is in force, we will pay the policy proceeds to the beneficiary. We must receive proof of the Insured's death. The policy must also be surrendered to us after death occurs. Any payment will be subject to all of the provisions and conditions on this and the following pages of this policy.

THE  AMOUNT OF THE DEATH  BENEFIT  OR THE  DURATION  OF THE  DEATH  BENEFIT  MAY
INCREASE OR DECREASE UNDER THE CONDITIONS DESCRIBED ON PAGES 4.01 AND 4.02.

THE  POLICY'S  ACCUMULATION  ACCOUNT  VALUE IN EACH  INVESTMENT  DIVISION OF THE
SEPARATE  ACCOUNT  IS  BASED ON THE  INVESTMENT  EXPERIENCE  OF THAT  INVESTMENT
DIVISION AND MAY INCREASE OR DECREASE  DAILY.  IT IS NOT GUARANTEED AS TO DOLLAR
AMOUNT. SEE THE SEPARATE ACCOUNT PROVISION.

THE POLICY'S  ACCUMULATION ACCOUNT VALUE IN THE GENERAL ACCOUNT WILL BE CREDITED
WITH INTEREST AT A MINIMUM GUARANTEED RATE AS SHOWN ON THE POLICY SPECIFICATIONS
PAGE. WE MAY CREDIT  ADDITIONAL  INTEREST IN EXCESS OF THE GUARANTEED  RATE. SEE
THE GENERAL ACCOUNT ACCUMULATION ACCOUNT PROVISION.

                             RIGHT TO EXAMINE POLICY

                                    IMPORTANT

YOU HAVE PURCHASED A VARIABLE LIFE INSURANCE POLICY.

CAREFULLY  REVIEW IT FOR  LIMITATIONS.  IF YOU ARE UNDER AGE 60,  YOU MAY RETURN
THIS POLICY TO US OR TO THE AGENT THROUGH WHOM IT WAS  PURCHASED  WITHIN 20 DAYS
FROM THE DATE YOU RECEIVE IT. IF YOU RETURN IT WITHIN  THIS  PERIOD,  THE POLICY
WILL BE VOID FROM THE BEGINNING. WE WILL REFUND ANY PREMIUM PAID. IF YOU ARE AGE
60 OR OVER,  CALIFORNIA LAW REQUIRES THAT THIS POLICY MAY BE RETURNED  WITHIN 30
DAYS FROM THE DATE YOU RECEIVE IT FOR A REFUND OF THE POLICY'S  ACCOUNT VALUE ON
THE DAY THE  POLICY IS  RECEIVED  BY US OR THE  AGENT WHO SOLD YOU THIS  POLICY.
AFTER 30 DAYS,  CANCELLATION  MAY RESULT IN A  SUBSTANTIAL  PENALTY,  KNOWN AS A
SURRENDER CHARGE.

This policy is a legal  contract  between  the  policyowner  and Cova  Financial
Services Life Insurance Company. PLEASE READ YOUR CONTRACT CAREFULLY. This cover sheet provides only a brief outline of some of the important features of your policy. This cover sheet is not the complete insurance contract and only the actual policy provisions will control. The policy itself sets forth, in detail, the rights and obligations of both you and your insurance company. It is, therefore, important that you read your policy. Signed for the company at its Service Center, St. Louis, Missouri 63128. [800-123-4567]



     CCP00104                  SECRETARY                          0.01                 PRESIDENT
     (5/99)







                                    ALPHABETIC GUIDE TO YOUR CONTRACT



                   Page                                                          Page

                   6.02    Accumulation Account Values                           3.05    Misstatement of Age or Sex and
                   3.07    Addition, Deletion or Substitution                            Corrections
                           of Investments                                        6.04    Monthly Cost of Insurance
                   4.04    Allocation of Net Premiums                            6.06    Monthly Deduction
                   3.04    Assignments                                           6.05    Monthly Policy Charge
                   6.09    Basis of Computation                                  6.04    Net Investment Factor
                   3.02    Beneficiary                                           4.03    Net Premium
                   6.06    Cash Surrender Value                                  3.02    Owner
                   4.02    Change in Contract Type                               6.06    Partial Withdrawals
                   4.02    Change in Face Amount                                 7.01    Payment of Policy Benefits
                   3.05    Change of Insured                                     4.03    Payment of Premiums
                   3.04    Change of Owner or Beneficiary                        4.02    Policy Changes
                   3.04    Claims of Creditors                                   4.01    Policy Proceeds
                   3.04    Conformity with Statutes                              6.08    Postponement of Payments
                   4.01    Death Benefit                                                 or Transfers
                   3.01    Definitions                                           4.05    Reinstatement
                   6.02    General Account Accumulation                          3.04    Requests for Changes and/or
                           Account Value                                                 Information
                   6.03    General Account Interest Rate                         6.03    Separate Account Accumulation
                   4.04    Grace Period                                                  Account Value
                   3.05    Incontestability                                      3.06    Separate Account Provisions
                   7.01    Interest on Proceeds                                  3.04    Statements in Application
                   3.01    Issue Date                                            3.05    Suicide Exclusion
                   6.04    Loan Account Accumulation                             6.06    Surrender
                           Account Value                                         3.07    Transfers
                   6.01    Loans



                   Additional Benefit Riders, Modifications and Amendments, if any, and a Copy of the Application are
                   found following the final section.























        CCP00104                                                       0.02
        (5/99)















         1. POLICY SPECIFICATIONS



                                        GENERAL POLICY SPECIFICATIONS



         INSURED                        [JOHN DOE]            INITIAL PREMIUM PAID                    [$887.71]
         POLICY NUMBER                [16,000,001]            PLANNED ANNUAL PREMIUM                  [$887.71]
         ISSUE DATE              [JANUARY 1, 1999]            MINIMUM INITIAL ANNUAL
         FACE AMOUNT                     [$50,000]            PREMIUM AMOUNT                          [$887.71]
         CONTRACT TYPE                  [OPTION A]            QUALIFIED ROLLOVER PREMIUM                [$0.00]
         INSURED AGE                          [35]            TARGET PREMIUM                          [$508.00]
         SEX                                [MALE]            TARGET PREMIUM (BASE ONLY)              [$425.00]
         RISK CLASSIFICATION             [STANDARD            NO LAPSE ANNUAL PREMIUM                 [$804.55]
                                           SMOKER]            NO LAPSE PREMIUM DATE           [JANUARY 1, 2004]
                                                              PREMIUM TAX CHARGE                        [2.10%]
                                                              FEDERAL TAX CHARGE                         [1.3%]
                                                              MAXIMUM PERCENT OF PREMIUM CHARGE -
                                                              1ST YEAR: UP TO TARGET PREMIUM              [15%]
                                                              ABOVE TARGET PREMIUM                         [5%]
                                                              QUALIFIED ROLLOVER
                                                              PREMIUM                                      [0%]
                                                              YEARS 2-10                                   [5%]
                                                              YEARS 11+                                    [2%]
                                                              SECONDARY GUARANTEE PREMIUM              [$887.71]
                                                              SECONDARY GUARANTEE DATE         [JANUARY 1, 2019]



         FORM                        BENEFITS -      AS SPECIFIED IN POLICY
         NUMBERS                                     AND IN ANY RIDER


                                     POLICY PLAN:    FLEXIBLE PREMIUM VARIABLE
                                                     LIFE INSURANCE


         CCP00104
         CCP10004
         CCPl0l
         CCP102
         CCP103
         CCP30004
         CCP40004
         CCP60004
         CCP700
         CC-519
         CCR1             ACCELERATED BENEFIT RIDER
         CCR2             ADJUSTABLE BENEFIT TERM RIDER
         CCR3             ANNIVERSARY PARTIAL WITHDRAWAL RIDER
         CCR4             $100,000 GUARANTEED SURVIVOR PURCHASE OPTION RIDER
         CCR5             LIFETIME COVERAGE RIDER
         CCR6             $55,000 PRELIMINARY TERM RIDER
         CCR7             SECONDARY GUARANTEE RIDER
         CCR8             $5,000 SUPPLEMENTAL COVERAGE TERM RIDER
         CCR10            WAIVER OF SPECIFIED PREMIUM RIDER
                          $91.30 MONTHLY PREMIUM WAIVED

         CCP10004                                         1.01









            2. POLICY SPECIFICATIONS


            VARIABLE LIFE SEPARATE ACCOUNT                                                   [5]
            GENERAL ACCOUNT ACCUMULATION ACCOUNT
             VALUE GUARANTEED INTEREST RATE                                                 [4%]
            GENERAL ACCOUNT MAXIMUM
                ALLOCATION PERCENT                                                        [100%]
            GENERAL ACCOUNT MAXIMUM
                WITHDRAWAL PERCENT LIMIT                                                   [25%]
            MAXIMUM MONTHLY COST OF
                INSURANCE FACTOR                                                      [1.0032737]
            MAXIMUM DAILY MORTALITY AND
            EXPENSE RISK PERCENTAGE:
                YEARS 1-10                                                           [0.0015027%]
                YEARS 11 -20                                                         [0.0012301%]
                YEARS 21+                                                            [0.0009572%]
            MAXIMUM ANNUAL MORTALITY AND EXPENSE
            RISK PERCENTAGE:
                YEARS 1-10                                                                [0.55%]
                YEARS 11-20                                                               [0.45%]
                YEARS 21+                                                                 [0.35%]
            MAXIMUM MONTHLY POLICY CHARGE:
                1ST YEAR                                                                 [$25.00]
                YEARS 2+                                                                  [$6.00]
            MAXIMUM SELECTION AND ISSUE
                EXPENSE CHARGE RATE:
                YEARS 1-10                                                              [$0.0875]
                YEARS 11+                                                                    [$0]
            MINIMUM FACE AMOUNT                                                         [$50,000]
            MINIMUM FACE AMOUNT INCREASE                                                 [$5,000]
            MINIMUM FACE AMOUNT DECREASE                                                 [$5,000]
            MAXIMUM FEE FOR PROJECTION OF                                                [$25.00]
                BENEFITS AND VALUES
            MAXIMUM TRANSFER/
                PARTIAL WITHDRAWAL CHARGE                                                [$25.00]
            GUARANTEED INTEREST RATE ON                                                    [4.0%]
                PROCEEDS
            7702 TABLE                                                  [1980 CSO MORTALITY TABLE
                                                                               FOR A MALE SMOKER,
                                                                            AGE NEAREST BIRTHDAY]

            BASIS OF COMPUTATION OF MINIMUM                             [1980 CSO MORTALITY TABLE
                VALUES                                                         FOR A MALE SMOKER,
                                                                            AGE NEAREST BIRTHDAY]


            MONTHLY RIDER (CCR5) COST OF INSURANCE
                RATE                                                                       [0.76]
            MONTHLY RIDER (CCR6) COST OF INSURANCE
                RATE                                                                       [0.02]
            MONTHLY RIDER CHARGE FOR ADJUSTABLE
                BENEFIT TERM RIDER                                                         [0.00]



            CCP10004                                    1.02


















          3. POLICY SPECIFICATIONS



       INSURED                          [JOHN DOE]
       ISSUE DATE                       [JANUARY 1, 1999]
       POLICY NUMBER                    [16,000,001]



       DESIGNATED                       ISSUE             RISK               MONTHLY EXPENSE
       INSURED                          AGE        SEX    CLASSIFICATION       CHARGE RATE


       [JAMES DOE]                      [20]       [M]     [STANDARD SMOKER]    [.03917]











































       CCP10004                                1.03








                                               SURRENDER CHARGE SCHEDULE







                 INSURED:                           JOHN DOE           POLICY NUMBER:                16,000,001
                 FACE AMOUNT:                       $50,000            COVERAGE:                           FPVL
                 TARGET PREMIUM (Base Only):        $425.00            EFFECTIVE DATE:          JANUARY 1, 1999






                                          MAXIMUM                                                       MAXIMUM
                  POLICY                  SURRENDER                               POLICY               SURRENDER
                  MONTH                    CHARGE                                 MONTH                   CHARGE


                     1-60                   45.00%                                   91                    24.17%
                     61                     44.58%                                   92                    23.33%
                     62                     44.17%                                   93                    22.50%
                     63                     43.75%                                   94                    21.67%
                     64                     43.33%                                   95                    20.83%
                     65                     42.92%                                   96                    20.00%
                     66                     42.50%                                   97                    19.17%
                     67                     42.08%                                   98                    18.33%
                     68                     41.67%                                   99                    17.50%
                     69                     41.25%                                   100                   16.67%
                     70                     40.83%                                   101                   15.83%
                     71                     40.42%                                   102                   15.00%
                     72                     40.00%                                   103                   14.17%
                     73                     39.17%                                   104                   13.33%
                     74                     38.33%                                   105                   12.50%
                     75                     37.50%                                   106                   11.67%
                     76                     36.67%                                   107                   10.83%
                     77                     35.83%                                   108                   10.00%
                     78                     35.00%                                   109                    9.17%
                     79                     34.17%                                   110                    8.33%
                     80                     33.33%                                   111                    7.50%
                     81                     32.50%                                   112                    6.67%
                     82                     31.67%                                   113                    5.83%
                     83                     30.83%                                   114                    5.00%
                     84                     30.00%                                   115                    4.17%
                     85                     29.17%                                   116                    3.33%
                     86                     28.33%                                   117                    2.50%
                     87                     27.50%                                   118                    1.67%
                     88                     26.67%                                   119                    0.83%
                     89                     25.83%                                   120                    0.00%
                     90                     25.00%















                 CCP101













                                TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                                               RATES ARE PER $1,000






                     COVERAGE:                       FPVL                        INSURED:                     JOHN DOE
                     POLICY NUMBER:            16,000,001                        ISSUE DATE:           JANUARY 1, 1999





             ATTAINED AGE             RATE              ATTAINED AGE                 RATE          ATTAINED AGE             RATE


                     35               0.2191                    57                   1.5075                79             9.4575
                     36               0.2341                    58                   1.6408                80            10.1325
                     37               0.2533                    59                   1.7791                81            10.8675
                     38               0.2750                    60                   1.9325                82            11.6833
                     39               0.3000                    61                   2.1050                83            12.5858
                     40               0.3283                    62                   2.2991                84            13.5408
                     41               0.3616                    63                   2.5191                85            14.5166
                     42               0.3958                    64                   2.7616                86            15.4816
                     43               0.4350                    65                   3.0241                87            16.4216
                     44               0.4758                    66                   3.2975                88            17.4475
                     45               0.5225                    67                   3.5841                89            18.4600
                     46               0.5691                    68                   3.8791                90            19.4741
                     47               0.6200                    69                   4.1933                91            20.5100
                     48               0.6733                    70                   4.5400                92            21.6108
                     49               0.7333                    71                   4.9241                93            23.0250
                     50               0.7966                    72                   5.3608                94            24.8458
                     51               0.8700                    73                   5.8525                95            27.4966
                     52               0.9516                    74                   6.3883                96            32.0458
                     53               1.0450                    75                   6.9808                97            40.0166
                     54               1.1500                    76                   7.5916                98            54.8316
                     55               1.2616                    77                   8.2100                99            83.3333
                     56               1.3825                    78                   8.8258               100+            0.0000







                  THESE RATES ARE FOR THE BASE POLICY AT ISSUE. THEY ARE BASED ON THE 1980
                  COMMISSIONERS STANDARD ORDINARY MORTALITY TABLE A, SMOKER.














              CCP102











                                        DEATH BENEFIT OPTION C ATTAINED AGE FACTORS






                COVERAGE:                        FPVL                                     INSURED:              JOHN DOE
                POLICY NUMBER:             16,000,001                                   ISSUE DATE:          JAN 1, 1999





               ATTAINED                              ATTAINED                              ATTAINED
                  AGE                  RATE             AGE                 RATE              AGE                   RATE


                   35                 3.54993            57                 1.868348          79                 1.258853
                   36                 3.435786           58                 1.824082          80                 1.245117
                   37                 3.325754           59                 1.78175           81                 1.232006
                   38                 3.219954           60                 1.74117           82                 1.219531
                   39                 3.118295           61                 1.702324          83                 1.207765
                   40                 3.020724           62                 1.665225          84                 1.196784
                   41                 2.927158           63                 1.629891          85                 1.186567
                   42                 2.837596           64                 1.596361          86                 1.177009
                   43                 2.75175            65                 1.564606          87                 1.167922
                   44                 2.669579           66                 1.534553          88                 1.159075
                   45                 2.590837           67                 1.506032          89                 1.150468
                   46                 2.515496           68                 1.478903          90                 1.141859
                   47                 2.443231           69                 1.452988          91                 1.132984
                   48                 2.373933           70                 1.428197          92                 1.123539
                   49                 2.307409           71                 1.404534          93                 1.113181
                   50                 2.243622           72                 1.382011          94                 1.101799
                   51                 2.182405           73                 1.360714          95                 1.089164
                   52                 2.123792           74                 1.340715          96                 1.07518
                   53                 2.067728           75                 1.322003          97                 1.060138
                   54                 2.014227           76                 1.304624          98                 1.044166
                   55                 1.963262           77                 1.288433          99                 1.026482
                   56                 1.914671           78                 1.273247          100+               1.01000






















                CCP103








                                  1. DEFINITIONS IN THIS POLICY


          We, Us and Our          Cova Financial Life Insurance Company.

          You and Your            The owner of this policy. The owner may be someone other than the Insured.
                                  In the application the words "You" and "Your" refer to the proposed Insured person(s).

          Insured                 The person whose life is insured under this policy. See the Policy Specifications page.

          Issue Age               The age of the Insured as of his or her nearest birthday to the Issue Date.

          Attained Age            The Issue Age plus the number of completed policy years. This includes any period during which this policy was lapsed.

          Issue Date              The effective date of the coverage under this policy which is the Issue Date shown on the Policy Specifications page. It is also the date from which policy anniversaries, policy years, and policy months are measured.

          Investment              The date the first premium is applied to the General Account and/or the Divisions of
          Start Date              the Separate Account. This date will be the later of:

                                      The Issue Date of the policy; or

                                      The date we receive the first premium at our Service Center.

          Monthly                 The same date in each succeeding month as the Issue Date except that whenever the
          Anniversary             Monthly Anniversary falls an a date other than a Valuation Date, the Monthly
                                  Anniversary will be deemed the next Valuation Date. If any Monthly Anniversary would be the 29th, 30th, or 31st day of a month that does not have that number of days, then the Monthly Anniversary will be the last day of that month.

          General Account         The assets held by us, excluding any loans, other than those allocated to the Divisions of the Separate Account or any other Separate Account.

          Separate Account        A separate investment account created by us to receive and invest net premiums received for this policy or other policies. The Separate Account is listed on the Policy
                                  Specifications page.

          Loan Account            The account to which we will transfer from the General Account and the Divisions of the Separate Account the amount of any policy loan.

          Loan SubAccount         A Loan SubAccount exists for the General Account and each Division of the Separate
                                  Account. Any accumulation account value transferred to the Loan Account will be allocated to the appropriate Loan SubAccount to reflect the origin of the accumulation account value. At any point in time, the Loan Account will equal the sum of all the
                                  Loan SubAccounts.


          Valuation Date          Each day that the New York Stock Exchange is open for trading, our Service Center is open for business and the SEC has not restricted trading or declared an emergency.

          SEC                     The United States Securities and Exchange Commission.

          Service Center          P.O. Box 14490, St. Louis, Mo 63178, phone number [800-123-4567].



       CCP30004                                                      3.01
       (5/99)







                                    2. PERSONS WITH AN INTEREST IN THE POLICY


          Owner                     The owner of this policy is as shown in the application or in any supplemental agreement attached to this policy, unless later changed as provided in this policy. If there is more than one owner at a given time, all must exercise the rights of ownership by joint action. Ownership may be changed in accordance with the Change of Owner or Beneficiary provision.

                                    You, as owner, are entitled to exercise all ownership rights provided by this policy, while it is in force. Any person whose rights of ownership depend upon some future event will not possess any present rights of ownership. If the owner is a trustee(s), we may act in reliance upon the written request of any trustee and we are not responsible for proper administration of the trust. Unless otherwise provided, the final owner will be the estate of the last owner to die.


          Beneficiary               The beneficiary to receive the proceeds in the event of the Insured's death is as shown in the application or in any supplemental agreement attached to this policy, unless later changed as provided in the policy. You may change the beneficiary in accordance with the Change of Owner or Beneficiary provision. Unless otherwise stated, the beneficiary has no rights in this policy before the death of the Insured. If there is more than one beneficiary at the death of the Insured, each will receive equal payments unless otherwise provided. Unless you provide otherwise, if a beneficiary dies prior to the Insured's death, that beneficiary's share will be paid to the living beneficiaries of that class. The deceased beneficiary's share will be paid in the same proportion as the living beneficiaries' shares. If there are no beneficiaries living when the Insured dies, or at the end of any Common Disaster period, the proceeds
                                    (commuted if required) will be payable to you, it you are living, or to your estate.

                                    Any payment we make will terminate our liability with respect to such payment. If the
                                    Insured designates specific amounts to be paid to specific beneficiaries and the total of those amounts is other than the amount of proceeds payable, the proceeds payable will be adjusted and paid in the same proportion as the specific amounts were to be paid.

                                    Any term used in the masculine, feminine, singular or plural, will include or be the opposite gender or number where necessary.

                                    If any beneficiary designation in the application includes any of the following provisions, the terms of that provision shown below will apply:

                                    1.   Per Stirpes.        The share of a deceased beneficiary will be paid to that
                                         beneficiary's surviving children, equally.

                                    2.   Common Disaster.          We will not make payment until the stated number of days
                                         after the Insured's death. If any beneficiary dies during this period, or if the order of death of any beneficiary and the Insured cannot be determined, we will pay as though such beneficiary died first.

                                    3.   Trust for Minor Beneficiary.          The original or successor trustee for a minor
                                         beneficiary will serve without bond and exercise all rights and receive all proceeds for the minor beneficiary. Such proceeds will be held in a separate trust and used at the trustee's discretion for such minor's education, support, care and general welfare. The trust will terminate at the legal age of majority or prior death of the minor beneficiary. Any funds then held by the trustee will be paid in one sum to such beneficiary or the beneficiary's estate. The trust can be revoked by a change of beneficiary under the policy. Payment to any trustee will discharge us to the extent of such payment.




       CCP30004                                                          3.02
       (5/99)









                                  4.   Trust Under Will.     When we receive at our Service Center:

                                       a) Certified copies of the Last Will and Testament of the named testator; and

                                       b) The order admitting the Will to probate; and if such Will created a trust capable of receiving proceeds;

                                       then we will pay the proceeds to the trustee.

                                       If, before we receive these documents, satisfactory proof is furnished that:

                                       a)  the testator died intestate; or

                                       b) the Will created no trust capable of receiving proceeds; or

                                       c) the testator was not the insured, but survived the insured;

                                       then we will pay the proceeds to you, unless otherwise provided.

                                       If we pay under any of these conditions, we will be discharged to the extent of such payment. We are not required to check into the validity, general terms or proper administration of the trust. Such trustee designation will not affect your rights under the policy, including the right to change the beneficiary.

                                  5.   Trust Under Separate Written Agreement.                When we receive at our
                                       Service Center a written statement from the trustee named in the beneficiary designation that:

                                       a) the trust agreement is in force; and

                                       b) the agreement permits the trustee to receive the proceeds;

                                       then we will pay the proceeds to the trustee.

                                       If, before we receive the trustee's statement, satisfactory proof is furnished that:

                                       a) the trust agreement is not in effect; or

                                       b) the agreement does not permit the trustee to receive the proceeds;

                                       then we will pay the proceeds to you, unless otherwise provided.

                                       If we pay under any of these conditions, we will be discharged to the extent of such payment. We are entitled to rely on any statements or documents furnished to us by the trustee and are not required to check into the validity, general terms or proper administration of the trust agreement. Such trustee designation will not affect your rights under the policy, including the right to change the beneficiary.

                                  6.   Irrevocable Beneficiary.        You cannot change an irrevocable beneficiary
                                       without the written consent of such beneficiary. Also, you cannot exercise any other ownership rights without the consent of such beneficiary, if the exercise of such rights will have the effect of diminishing the rights and interest of the irrevocable beneficiary.

                                  7.   Creditor Beneficiary.       Proceeds payable to any creditor beneficiary are
                                       limited to its provable interest. The balance of any proceeds will be paid to any other named beneficiary. If there is no other beneficiary living, we will pay the proceeds to you, unless otherwise provided. You cannot change a creditor beneficiary without the written consent of the creditor or release of its interest.
                                       Also, you cannot exercise any other ownership rights without the consent of such beneficiary, if the exercise of such rights will have the effect of diminishing the rights and interest of the creditor beneficiary.









       CCP30004                                                     3.03
       (5/99)







          Change of                 During the Insured's lifetime you may change the ownership and beneficiary
          Owner or                  designations, subject to any restrictions as stated in the Owner or Beneficiary
          Beneficiary               provisions. You must make the change in written form satisfactory to us. If acceptable to us the change will take effect as of the time you signed the request, whether or not the Insured is living when we receive your request at our Service Center. The change will be subject to any assignment of this policy or other legal restrictions. It will also be subject to any payment we made or action we took before we received your written notice of the change. We have the right to require the policy for endorsement before we accept the change.

                                    If you are also the beneficiary of the policy at the time of the Insured's death, you may designate some other person to receive the proceeds of the policy within 60 days after the Insured's death.


          Assignments               We will not be bound by an assignment of the policy or of any interest in it unless:

                                    1. The assignment is made as a written instrument,

                                    2. You file the original instrument or a certified copy with us at our Service Center,
                                        and

                                    3. We send you an acknowledged copy.

                                    We are not responsible for determining the validity of any assignment.

                                    If a claim is based on an assignment, we may require proof of interest of the claimant.
                                    A valid assignment will take precedence over any claim of a beneficiary.

          Requests For              Submit all requests for change and/or information in writing to our Service Center.
          Changes and/or
          Information

                                    3. GENERAL PROVISIONS


          The Contract              We have issued this policy in consideration of the application and payment of premiums. The policy, the application for it, any riders and any application for an increase in face amount constitute the entire contract and are attached to and made a part of the policy when the insurance applied for is accepted. A copy of any application for reinstatement will be sent to you for attachment to this policy and will become part of the contract of reinstatement and of this policy. The policy may be changed by mutual agreement. Any change must be in writing and approved by our
                                    President, Vice-President or Secretary. Our agents have no authority to alter or modify any terms, conditions, or agreements of this policy, or to waive any of its provisions.

          Conformity with           If any provision in this policy is in conflict with the laws of the state which govern this
          Statutes                  policy, the provision will be deemed to be amended to conform with such laws. In addition, we reserve the right to change this policy if we determine that a change is necessary to cause this policy to comply with, or give you the benefit of, any federal or state statute, rule, or regulation, including, but not limited to, requirements for life insurance contracts under the Internal Revenue Code, or its regulations or published rulings.

          Statements in             All statements made by the Insured or on his or her behalf, or by the applicant, will be
          Application               deemed representations and not warranties, except in the case of fraud. Material misstatements will not be used to void the policy, any rider or any increase in face amount or deny a claim unless made in the application for a policy, a rider or an increase in face amount.


          Claims of                 To the extent permitted by law, neither the policy nor any payment under it will be
          Creditors                 subject to the claims of creditors or to any legal process.



       CCP30004                                                         3.04
       (5/99)








           Right to Examine         You have the right to request us to cancel an increase in face amount and receive a
           Increase in              premium refund. The request must be in writing and must be made no later than:
           Face Amount                   20 days from the date you received the new Policy Specifications page for the increase; or
                                         45 days after the date you signed the application for the increase.

                                    If you do request us to cancel the increase, the monthly deductions associated with that increase will be restored to the policy's accumulation account value. This amount will be allocated to the General Account and the Divisions of the Separate Account in
                                    the same manner as it was deducted.


           Conversion Rights        While your policy is in force, you have a one time right during the first two policy years to transfer all of your accumulation account value from the Divisions of the Separate
                                    Account to the General Account.

                                    If, at any time during the first two policy years, you request in writing the transfer of the accumulation account value held in the Divisions of the Separate Account to the
                                    General Account and you indicate that you are making this transfer in exercise of your conversion rights, the transfer will not be subject to a transfer charge or transfer limits, if any. At the time of such transfer, there will not be any effect on the policy's death benefit, face amount, net amount at risk, rate class or Issue Age.

                                    If you exercise your one time conversion right, we will automatically allocate all future net premiums to the General Account.

           Misstatement of          If there is a misstatement of age or sex in the application, the amount of the death
           Age or Sex and           benefit will be that which would be purchased by the most recent monthly cost of
           Corrections              insurance charge at the correct age or sex.
                                    If we make any payment or policy changes in good faith, relying on our records, or evidence supplied to us, our duty will be fully discharged. We reserve the right to correct any errors in the policy.

           Incontestability         We cannot contest this policy after it has been in force during the lifetime of the
                                    Insured for two years from its Issue Date. We cannot contest an increase in face amount with regard to material misstatements made concerning such increase after it has been in force during the lifetime of the Insured for two years from its effective date.
                                    We cannot contest any reinstatement of this policy, with regard to material misstatements made concerning such reinstatement, after it has been in force during the lifetime of the Insured for a period of two years from the date we approve the reinstatement. This provision will not apply to any rider which contains its own incontestability clause.

           Suicide Exclusion        If the Insured dies by suicide, while sane or insane, within two years from the Issue
                                    Date (or within the maximum period permitted by law of the state in which this policy was delivered, if less than two years), the amount payable will be limited to the amount of premiums paid, less any outstanding policy loans with interest to the date of death, and less any partial withdrawals.

                                    If the Insured, while sane or insane, commits suicide within two years after the effective date of any increase in face amount, the death benefit for that increase will be limited to the monthly deductions for the increase.

           Change of                While this policy is in force, you may change the Insured. To do this, you must meet
           Insured                  the requirements established by us. Any rider attached to this policy may be continued
                                    only with our consent. We reserve the right to charge a nominal fee for processing a change of Insured.





        CCP30004                                                         3.05
        (5/99)






           Annual Report           Each year a report will be sent to you which shows the current policy values, premiums paid and deductions made since the last report, and any outstanding policy loans.

           Projection of           You may make a written request to us for a projection of illustrative future
           Benefits and            accumulation account values and death benefits. It requested more than once per
           Values                  policy year, this projection will be furnished to you for a nominal fee. This fee will not exceed the Maximum Fee for Projection of Benefits and Values shown on the Policy
                                   Specifications page.


                                   4. SEPARATE ACCOUNT PROVISIONS


           Separate Account        The variable benefits under this policy are provided through investments in the
                                   Separate Account. This account is used for flexible premium variable life insurance policies and, if permitted by law, may be used for other policies or contracts as well.

                                   We hold the assets of the Separate Account. These assets are held separately from the assets held in the General Account. Income, gains and losses---whether or not realized---from assets allocated to the Separate Account will be credited to or charged against the account without regard to our other income, gains or losses.

                                   The portion of the assets held by the Separate Account equal to the reserves and other policy liabilities with respect to the Separate Account will not be charged with liabilities that arise from any other business we may conduct. We have the right to transfer to our General Account any assets of the Separate Account which are in excess of the reserves and other policy liabilities of the Separate Account.

                                   The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The Separate
                                   Account is also subject to the laws of the State of Missouri, which regulate the operations of insurance companies incorporated in Missouri. The investment policy of the Separate Account will not be changed without the approval of the Insurance
                                   Commissioner of the State of Missouri. The approval process is on file with the
                                   Insurance Commissioner of the state in which this policy was delivered.

           Divisions               The Separate Account has several Divisions. Each Division invests in a corresponding investment portfolio from one or more registered investment companies.

                                   Income, gains and losses --- whether or not realized --- from the assets of each Division of the Separate Account are credited to or charged against that Division without regard to income, gains or losses in other Divisions of the Separate Account or in the
                                   General Account.

                                   We will value the assets of each Division of the Separate Account at the end of each valuation period. A valuation period is the period between two successive Valuation
                                   Dates. A Valuation Date is any day that benefits vary and on which the New York Stock
                                   Exchange and our Service Center are open for business or any other day that may be required by any applicable Securities and Exchange Commission Rules and
                                   Regulations.














       CCP30004                                                       3.06

       (5/99)








          Transfers               You may transfer amounts as follows:

                                       Between the General Account and the Divisions of the Separate Account; or
                                       Among the Divisions of the Separate Account.

                                       The first 12 requested transfers and/or partial withdrawals per policy year will be allowed free of charge; thereafter we may impose a transfer charge not to exceed the Maximum Transfer/Partial Withdrawal Charge shown on the Policy
                                       Specifications page.

                                  These transfers will be subject to the following conditions:

                                       We must receive a request for transfer in a form acceptable to us.

                                       Transfers from or among the Divisions of the Separate Account must be at least
                                       $500.00 or the entire amount you have in a Division, if smaller.

                                       Transfers and/or partial withdrawals from the General Account to the Divisions of the Separate Account must be at least $500.00. The maximum amount of all transfers and partial withdrawals from the General Account in any policy year will be the greater of (1) or (2):

                                       1. The cash surrender value of the General Account at the beginning of that policy year multiplied by the General Account Maximum Withdrawal Percent
                                            Limit, as shown on the Policy Specifications page.

                                       2. The previous year's General Account maximum withdrawal amount.

                                       The General Account Accumulation Account Value immediately after any transfer in to the General Account cannot exceed 1., below, multiplied by 2., below:

                                       1.   The General Account Accumulation Account Value plus the Separate
                                            Account Accumulation Account Value.

                                       2.   The General Account Maximum Allocation Percent as shown on the Policy
                                            Specifications page.

                                  We may revoke or modify the transfer privilege at any time, including the minimum amount transferable, the General Account Maximum Allocation Percent, and the
                                  transfer charge, if any.

          Addition, Deletion      We reserve the right, subject to compliance with applicable law, to make additions to,
          or Substitution         deletions from, or substitutions for the shares of a fund that are held by the Separate
          of Investments          Account or that the Separate Account may purchase. We reserve the right to eliminate the shares of any of the funds of this policy and to substitute shares of another fund of a registered investment company, if the shares or funds are no longer available for investment or if in our judgement, further investment in any fund should become inappropriate in view of the purpose of the policy. We will not substitute any shares attributable to the owner's interest in a Division of the Separate Account without notice to the owner and compliance with the Investment Company Act of 1940. This will not prevent the Separate Account from purchasing other securities for other series or classes of policies, or from permitting conversion between series or classes of policies or contracts on the basis of requests made by owners.

                                  We reserve the right to establish additional Divisions of the Separate Account which would invest in shares of registered investment companies and to make such Divisions available to such class or series of policies as we deem appropriate. We also reserve the right to eliminate or combine existing Divisions of the Separate Account or to transfer assets between Divisions.

                                  If we consider it to be in the best interest of persons having voting rights under the policies, the Separate Account may be operated as a management company under the
                                  Investment Company Act of 1940; it may be deregistered under that Act in the event registration is no longer required; it may be combined with other separate accounts; or
                                  its assets may be transferred to other separate accounts.




       CCP30004                                                      3.07
       (5/99)








                                   5. POLICY BENEFITS


           Policy Proceeds         The policy proceeds are:

                                   1.   The death benefit under the Contract Type then in effect; plus

                                   2.   The monthly cost of insurance for the portion of the policy month from the date of death to the end of the policy month of death; minus

                                   3.   Any payment due under the Grace Period provision as of the date of death; minus

                                   4.   Any loan and loan interest due.

           Death Benefit           Prior to the Insured's Attained Age 100, the death benefit depends upon the Contract
                                   Type in effect on the date of the Insured's death. The Contract Type in effect is shown on the Policy Specifications page.

                                   Option A Contract Type:

                                   The death benefit is the greater of:

                                   1. The face amount; or

                                   2. The applicable percentage of the accumulation account value on the date of death as described in Section 7702(d) of the Internal Revenue Code of 1986 or
                                        any applicable successor provision and modified for ages 95 and above.

                                   Option B Contract Type:

                                   The death benefit is the greater of:

                                   1. The face amount plus the accumulation account value on the date of death; or

                                   2. The applicable percentage of the accumulation account value on the date of death as described in Section 7702(d) of the Internal Revenue Code of 1986 or
                                        any applicable successor provision and modified for ages 95 and above.

                                   Option C Contract Type:

                                   The death benefit is the greater of:

                                   1. The face amount; or

                                   2. The accumulation account value on the date of death multiplied by the applicable
                                        Attained Age factor as shown on the policy's Death Benefit Option C Attained Age
                                        Factors page.

                                   Notwithstanding anything in this policy, the death benefit will in no case be less than the amount necessary to cause the policy to meet the requirements for the definition of life insurance under the Internal Revenue Code of 1986 or any applicable successor provision.

           Applicable              The percentages as currently described in Section 7702(d) of the Internal Revenue
           Percentage:             Code of 1986 and modified for ages 95 and above are as follows:

                                   In the case of an Insured with an                   The applicable percentage
                                   Attained Age as of the beginning                    will decrease by a ratable
                                   of the contract year of:                            portion for each full year:

                                   More than:                But not more than:         From:                              To:

                                          0  ....................        40              250  ....................        250
                                         40  ....................        45              250  ....................        215
                                         45  ....................        50              215  ....................        185
                                         50  ....................        55              185  ....................        150
                                         55  ....................        60              150  ....................        130
                                         60  ....................        65              130  ....................        120
                                         65  ....................        70              120  ....................        115
                                         70  ....................        75              115  ....................        105
                                         75  ....................        90              105  ....................        105
                                         90  ....................        95              105  ....................        101
                                         95  or ..................                       101
                                             higher

       CCP40004                                                        4.01
       (5/99)







           Continuation            If this policy is in force beyond the Insured's Attained Age 100, the Death Benefit will
           of the Policy           be 101% of the policy's accumulation account value.
           Beyond Attained
           Age 100                 Please note:       This policy may not qualify as life insurance after the
                                   Insured's Attained Age 100 and may be subject to tax consequences. Please consult a tax advisor prior to continuing the policy beyond the Insured's
                                   Attained Age 100. It is possible that insurance coverage may not continue even if planned premiums are paid in a timely manner.

           Policy Changes          You may request policy changes at any time unless we specifically indicate otherwise.
                                   We limit the number of changes to one per policy year, and we do not permit changes in the first policy year. The types of changes allowed are explained below.

                                   No change will be permitted that would result in this policy not satisfying the definition of life insurance under the Internal Revenue Code of 1986 or any applicable successor provision.

           Change In               The face amount may be changed by sending us a written request.
           Face Amount
                                   Any decrease in face amount will be subject to the following conditions:

                                   1.   The decrease will become effective on the Monthly Anniversary on or following our receipt of the request.

                                   2.   The decrease will reduce the face amount in the following order:

                                        a. The face amount provided by the most recent increase;

                                        b. Face amounts provided by the next most recent increases, successively; and

                                        c. The face amount when the policy was issued.

                                   3.   The face amount remaining in force after any requested decrease may not be less than the Minimum Face Amount shown on the Policy Specifications page.

                                   4.   Any decrease must be at least the Minimum Face Amount Decrease as shown on the Policy Specifications page.

                                   A surrender charge will apply to any decrease in face amount as explained in the
                                   Surrender Charge provision.

                                   After the first policy anniversary, you can increase the face amount subject to the following conditions:

                                   1.   Proof that the Insured is insurable by our standards on the date of the requested increase must be submitted.

                                   2.   The increase, if approved by us, will become effective on the Monthly Anniversary on or following our receipt of the request.

                                   3.   Any increase must be at least the Minimum Face Amount Increase as shown on the Policy Specifications page.

                                   4.   The Insured must have an Attained Age not greater than age 80 on the policy anniversary that the increase will become effective.

                                   We will amend your policy to show the effective date of the decrease or increase.

           Change in               If the Contract Type in effect is Option A or Option B, you may change the Contract
           Contract Type           Type by sending us a written request. The effective date of the change will be the
                                   Monthly Anniversary on or following the date we receive your request. On the effective date of this change the death benefit payable does not change, but the face amount may change.

                                   If the Contract Type in effect is Option B, you may change it to Option A. The face amount will be increased to equal the death benefit on the effective date of change.
                                   The Contract Type cannot be changed from Option B to Option C.



       CCP40004                                                        4.02
       (5/99)








                                   If the Contract Type in effect is Option A, you may change it to Option B. Proof that the
                                   Insured is insurable by our standards on the date of the change must be submitted.

                                   The face amount will be decreased to equal the death benefit less the accumulation account value on the effective date of change. This change may not be made if it would result in a face amount which is less than the Minimum Face Amount shown on the Policy Specifications page. A surrender charge will apply to any decrease in face amount as explained in the Surrender Charge provision. The Contract Type cannot be changed from Option A to Option C.

                                   If the Contract Type in effect is Option C, the Contract Type cannot be changed.


                                   6. PREMIUMS AND GRACE PERIOD


           Payment of              Your first premium is due as of the Issue Date. While the Insured is living, premiums
           Premiums                after the first must be paid at our Service Center. A premium receipt will be furnished upon request. If this policy is in your possession and you have not paid the first premium, it is not in force. It will be considered that you have the policy for inspection only.

                                   Premiums may be paid in any amount and at any interval subject to the following conditions:

                                   1.   At the end of the first policy year, your total premium payments for this policy must be greater than or equal to the Minimum Initial Annual Premium Amount as shown on the Policy Specifications page.

                                   2.   Any subsequent premium payment must be at least $10.00.

                                   3.   Total premiums paid in any policy year for policies issued with the Option A or B
                                        Contract Type may not exceed an amount that would cause the policy to fail the definition of life insurance as defined by Section 7702 of the Internal Revenue
                                        Code of 1986, or any applicable successor provision thereto. The maximum premium limit for the following policy year will be shown on your annual report.

                                   On any date that we receive a premium which causes the Death Benefit under any of the Contract Types to increase by an amount that exceeds that premium received, we reserve the right to refuse that premium payment. We may require additional evidence of insurability before we accept the premium.

           Net Premium             The net premium is:

                                   1.   The premium paid; minus

                                   2.   The premium paid multiplied by the Premium Tax Charge as shown on the Policy
                                        Specifications page; minus

                                   3.   The premium paid multiplied by the Federal Tax Charge as shown on the Policy
                                        Specifications page; minus

                                   4.   The premium paid multiplied by the Applicable Percent of Premium Charge.


           Premium Tax             A charge will be deducted for premium taxes from each premium submitted. The
           Charge                  current charge, as a percent of the premium, is shown on the Policy Specifications page. We reserve the right to change the Premium Tax Charge due to rate changes of the governing jurisdiction. We will amend your policy to show the current premium tax rate, if changed.

           Federal Tax             A charge will be deducted for federal taxes from each premium submitted. The current
           Charge                  charge, as a percent of the premium, is shown on the Policy Specifications page. We reserve the right to change the Federal Tax Charge to reflect a change in the federal tax law. We will amend your policy to show the current Federal Tax Charge, if changed.



        CCP40004                                                       4.03
        (5/99)







          Percent of              A charge will be deducted from each premium submitted. The Maximum Percent of
          Premium Charge          Premium Charges are shown on the Policy Specifications page.

                                  The Percent of Premium Charge will vary, on a non-discriminatory basis, based on the amount of premium paid, but will never exceed the Maximum Percent of Premium
                                  Charges shown on the Policy Specifications page.

          Allocation of           You determine the allocation of net premiums among the General Account and the
          Net Premiums            Divisions of the Separate Account. For any chosen allocation the minimum percentage that may be allocated is 5% of the net premium. Percentages must be in whole numbers. The General Account Accumulation Account Value immediately after payment of the premium cannot exceed 1., below, multiplied by 2., below:

                                  1. The General Account Accumulation Account Value plus the Separate Account
                                       Accumulation Account Value.

                                  2. The General Account Maximum Allocation Percent as shown on the Policy
                                       Specifications page.

                                  The initial allocation is shown on the application, a copy of which is attached. We may modify the General Account Maximum Allocation Percent at any time.

                                  For any premium received during the "right to examine policy" period, we will initially allocate the net premium to the Division that invests exclusively in shares of our Money
                                  Market fund unless prohibited by state law. When this period expires, accumulation account value in that Division will be transferred to the General Account and the
                                  Divisions of the Separate Account according to the allocation percentages shown on the application, a copy of which is attached. For any premium received after the "right to examine policy" period, the net premium will be allocated according to the allocation percentages shown on the Policy Specifications page or your most recent allocation instructions received by us.

          Your Right              You may change the allocation of future net premiums among the General Account
          to Change               and/or the Divisions of the Separate Account subject to the conditions outlined in the
          Allocation              Allocation of the Net Premiums Provision. The change in allocation percentages will take effect immediately upon our receipt of your written request.

          No-Lapse Period         If, on a Monthly Anniversary day prior to the No Lapse Premium Date, the sum of all premiums paid on this policy, reduced by any partial withdrawals and any outstanding loan balance, is greater than or equal to the sum of the No Lapse Monthly Premiums for the elapsed months since the Issue Date, this policy will not lapse as a result of a accumulation account value less any loans, loan interest due, and any surrender charge being insufficient to pay the monthly deduction. The No Lapse Premium Date and the No Lapse Annual Premium are shown on the Policy Specifications page. The
                                  No Lapse Monthly Premium is one twelfth of the No Lapse Annual Premium.

          Grace Period            If, on a Monthly Anniversary day prior to the No Lapse Premium Date:

                                  1.   The accumulation account value less any loans, loan interest due, and any surrender charge is insufficient to cover the monthly deduction; and

                                  2.   The sum of all premiums paid on this policy, reduced by any partial withdrawals and any outstanding loan balance, is less than the sum of the No Lapse Monthly
                                       Premiums for the elapsed months since the Issue Date;

                                  then the grace period of 62 days will be allowed for the payment of a premium sufficient to keep your policy in force. The No Lapse Premium Date and the No Lapse
                                  Annual Premium are shown on the Policy Specifications page.

                                  A change in your policy's face amount, the addition or deletion of a supplemental rider to this policy, or a change in the premium class of the Insured before the No Lapse
                                  Premium Date shown on the Policy Specifications page may result in a change in the
                                  No Lapse Monthly Premium. The No Lapse Premium Date will not be changed.



       CCP40004                                                     4.04
       (5/99)








                                   If, on a Monthly Anniversary day on or after the No Lapse Premium Date, the accumulation account value less any loans, loan interest due, and any surrender charge is insufficient to cover the next monthly deduction, a grace period of 62 days will be allowed for the payment of a premium sufficient to pay the monthly deduction.
                                   (Monthly deduction is defined in the Accumulation Account Values section.)

                                   Notice of the amount of premium required to be paid to keep this policy in force will be sent at the beginning of the grace period to your last known address and to any assignee on record. If we do not receive a premium large enough so that the net premium covers the monthly deduction by the end of the grace period, your policy will lapse at the end of that 62 day period and it will then terminate without cash surrender value. If the Insured dies during the grace period, any past due monthly deductions will be deducted from the death benefit.


          Reinstatement            You may reinstate your lapsed policy within 5 years after the date of lapse. This must be done prior to the Insured's Attained Age 100. The policy can not be reinstated if it has been surrendered. To reinstate, you must submit the following items:

                                   1.  A written request for reinstatement.

                                   2.  Proof satisfactory to us that the Insured is insurable by our standards.

                                   3.  A net premium payment large enough to cover:

                                       a. The monthly deductions due at the time of lapse; and

                                       b. Two times the monthly deduction due at the time of reinstatement.

                                   4.  A payment to cover any Loan Interest due and unpaid at the time of lapse.
                                   Upon receipt of the above payments, we will deduct any monthly deductions and loan interest due and unpaid at the time of lapse. The Insured must be alive on the date we approve the request for reinstatement. If the Insured is not alive, such approval is void and of no effect.

                                   The reinstated policy will be in force from the date we approve the reinstatement application. There will be a full monthly deduction for the policy month which includes this date. Any application for reinstatement becomes part of the contract of reinstatement and of this policy.

                                   Any loan may be paid or reinstated. Any loan reinstated will cause an accumulation account value of an equal amount to be reinstated.

                                   Any loan repaid at the time of reinstatement will cause an increase in accumulation account value equal to the amount of the repaid loan.

                                   The surrender charge at the time of reinstatement will be the surrender charge in effect at the time of lapse. If only a portion of the coverage is reinstated then only the applicable portion of the surrender charge will be reinstated. If only a portion of the coverage is reinstated, the accumulation account value following reinstatement will be increased by the applicable portion of the surrender charge imposed at the time of lapse.

                                   Following reinstatement, the No-Lapse Period provision will again be applicable until the No-Lapse Premium Date, shown on the Policy Specifications page, if sufficient premium is paid so that, as of the effective date of reinstatement, the sum of all premiums paid, reduced by any partial withdrawals and any loans, is greater than the
                                   No-Lapse Monthly Premiums multiplied by the number of elapsed months since the
                                   Issue Date.











       CCP40004                                                       4.05
        (5/99)








                                   7. LOANS


                                   Upon written request to us, you may borrow an amount not in excess of the loan value of your policy while it is in force. The minimum amount of your net loan request at any one time must be at least $500. Your policy will be the sole security for such loan. We have the right to require your policy for endorsement.

                                   The loan value is the accumulation account value of your policy at the date of the loan request plus interest to the next policy anniversary at the General Account
                                   Accumulation Account Value Guaranteed Interest Rate, shown on the Policy
                                   Specifications page, reduced by:

                                   1. Any existing loans; and

                                   2.  Loan interest to the next loan interest due date; and

                                   3.  Every monthly deduction due to the next loan interest due date; and

                                   4.  Any surrender charges.

                                   You may allocate the policy loan among the General Account and the Divisions of the
                                   Separate Account. If you do not specify the allocation, then the policy loan will be allocated among the General Account and the Divisions of Separate Account Eleven in
                                   the same proportion that the accumulation account value in the General Account, and the accumulation account value in each Division bears to the total accumulation account value of the policy, minus the accumulation account value in the Loan
                                   Account, on the date of the policy loan.

                                   Accumulation account value equal to the policy loan allocated to the General Account and each Division of the Separate Account will be transferred to the Loan Account, reducing the accumulation account value accordingly. Any accumulation account value transferred to the Loan Account will be allocated to the appropriate Loan
                                   SubAccount.


          Loan Interest            The accrued loan interest will be due the earliest of:
          Due Date                 1.  The next policy anniversary date.

                                   2.  The date of termination of the policy.

                                   3.  The date the loan is repaid in full.

                                   4.  The date the loan plus loan interest accrued exceeds the accumulation account value less any surrender charges.

                                   Interest will be payable annually on each policy anniversary. If you do not pay the interest when it is due on a policy anniversary, an amount of accumulation account value equal to the loan interest will also be transferred to the Loan Account. We will charge the same rate of interest on this amount as on the policy loan. The amount transferred will be deducted from the General Account and the Divisions of the
                                   Separate Account in the same proportion that the accumulation account value in the
                                   General Account and the accumulation account value in each Division bears to the total accumulation account value of the policy, minus the accumulation account value in the Loan Account.


          Fixed Loan               The fixed loan interest rate is 4.5% for policy years 1 through 10, 4.25% for policy years
          Interest Rates           11 through 20 and 4.15% for policy years 21 and later. Loan interest is payable in arrears.












       CCP60004                                                       6.01
       (5/99)






          Loan                   All funds received will be credited to your policy as a premium unless clearly marked
          Repayments             for loan repayment.

                                 You may repay your loan in whole or in part at any time before the death of the
                                 Insured while the policy is in force. When a loan repayment is made, accumulation account value securing the debt in the Loan Account equal to the loan repayment will be repaid to the General Account and the Divisions of the Separate Account in the
                                 same proportion that the accumulation account value in the Loan Account bears to the accumulation account value in each Loan SubAccount. Unpaid loans and loan interest will be deducted from any settlement of your policy.

                                 If you fail to make repayments when the total loan and loan interest due would exceed the accumulation account value, less any surrender charges, your policy will terminate. We will allow you a grace period for such payment of loans and loan interest due. In such event the policy becomes void at the end of the grace period. We will mail notice to your last known address, and that of any assignee of record. This grace period will expire 62 days from the Monthly Anniversary immediately before the date the total loan and loan interest exceeds the accumulation account value less any surrender charges; or 31 days after such notice has been mailed, if later.


                                 8. ACCUMULATION ACCOUNT VALUES


          Accumulation           The accumulation account value of your policy is equal to the total of:
          Account Value               The accumulation account value in the General Account; plus
                                      The accumulation account value in the Divisions of the Separate Account; plus
                                      The accumulation account value in the Loan Account.


          Accumulation           If this policy is in force beyond the Insured's Attained Age 100, the accumulation
          Account Value          account value of your policy will be determined in the same manner as described
          After Attained         below; except no deductions will be made for monthly cost of insurance charges.
          Age 100                There will be no monthly policy charge or selection and issue expense charge after the
                                 Insured attains age 100. Premiums can not be paid after the Insured Attains Age 100.

          General Account        The accumulation account value in the General Account as of the Investment Start
          Accumulation           Date is equal to:
          Account Value               The portion of the initial net premium received and allocated to the General
                                      Account; minus

                                      The portion of the monthly deductions due from the Issue Date through the
                                      Investment Start Date charged to the General Account.

                                 The accumulation account value in the General Account on any day after the
                                 Investment Start Date is equal to:

                                      The accumulation account value on the preceding Valuation Date, with interest on such value at the current rate; plus

                                      Any portion of net premium received and allocated to the General Account on that day; plus

                                      Any amounts transferred to the General Account on that day; plus

                                      Any loan repayments allocated to the General Account on that day; plus

                                      That portion of any interest credited on outstanding loans which is allocated to the General Account on that day; minus

                                      Any amount transferred plus any transfer charge from the General Account to the
                                      Divisions of the Separate Account on that day; minus




       CCP60004                                                     6.02
       (5/99)








                                        Any partial withdrawal plus any withdrawal transaction charge made from the
                                        General Account on that day; minus

                                        Any portion of the surrender charge incurred on that day attributed to the General
                                        Account; minus

                                        Any amount transferred from the General Account to the Loan Account on that day; minus

                                        If that day is a Monthly Anniversary, any withdrawal due to a pro rata surrender plus any withdrawal transaction charge made from the General
                                        Account on that day; minus

                                        If that day is a Monthly Anniversary, the portion of the monthly deduction charged to the General Account, to cover the policy month which starts on that day.

          General Account          The interest credited to the General Account accumulation account value for a specific
          Interest Rate            day will be at an effective annual rate not less than the General Account Accumulation
                                   Account Value Guaranteed Interest Rate shown on the Policy Specifications page.

          Separate Account         The accumulation account value in each Division of the Separate Account on the
          Accumulation             Investment Start Date is equal to:
          Account Value            -    The portion of the initial net premium received and allocated to the Division; minus
                                   -    The portion of the monthly deductions due from the Issue Date through the
                                        Investment Start Date charged to the Division.

                                   The accumulation account value in each Division of the Separate Account on subsequent Valuation Dates is equal to:

                                        The accumulation account value in the Division on the preceding Valuation Date multiplied by that Division's net investment factor for the current valuation period;
                                        plus

                                   -    Any portion of net premium received and allocated to the Division during the current valuation period; plus

                                   -    Any amounts transferred to the Division from the General Account or from another Division during the current valuation period; plus

                                   -    Any loan repayments allocated to the Division during the current valuation period;
                                        plus

                                        That portion of any interest credited on outstanding loans which is allocated to the Division during the current valuation period; minus

                                        Any amounts transferred plus any transfer charge from the Division during the current valuation period; minus

                                        Any partial withdrawal plus any withdrawal transaction charge from the Division during the current valuation period; minus

                                        Any portion of the surrender charge incurred during the current valuation period attributed to the Division; minus

                                        Any amount transferred from the Division to the Loan Account during that valuation period; minus

                                        If a Monthly Anniversary occurs during the current valuation period, any withdrawal due to a pro rata surrender plus any withdrawal transaction charge from the Division during the current valuation period; minus

                                        If a Monthly Anniversary occurs during the current valuation period, the portion of the monthly deduction charged to the Division during the current valuation period to cover the policy month which starts during that valuation period.




       CCP60004                                                       6.03
       (5/99)







          Net Investment           The Net Investment Factor measures the investment performance of a Division during
          Factor                   a valuation period. The Net Investment Factor for each Division for a valuation period is calculated as follows:

                                        The value of the assets at the end of the preceding valuation period; plus

                                   -    The investment income and capital gains --- realized or unrealized --- credited to the assets in the valuation period for which the net investment factor is being determined; minus

                                   -    The capital losses - - - realized or unrealized.- - - charged against those assets during the valuation period; minus

                                   -    Any amount charged against each Division for taxes, including any tax or other economic burden resulting from the application of tax laws that we determine to be properly attributable to the Divisions of the Separate Account, or any amount we set aside during the valuation period as a reserve for taxes attributable to the operation or maintenance of each Division; minus

                                   -    A charge not to exceed the daily investment percentage shown on the Policy
                                        Specifications page for each day in the valuation period. This corresponds to an annual investment percentage of the mortality and expense risk percentage shown on the Policy Specifications page; divided by

                                   -    The value of the assets at the end of the preceding valuation period.

          Loan Account             The accumulation account value in the Loan Account as of the Investment Start Date
          Accumulation             is zero.
          Account Value            The accumulation account value in the Loan Account on any day after the Investment
                                   Start Date is equal to:

                                        The accumulation account value in the Loan Account on the preceding Valuation
                                        Date, with interest; plus

                                        Any amount transferred to the Loan Account from the General Account on that day; plus

                                        Any amount transferred to the Loan Account from the Divisions of the Separate
                                        Account on that day; minus

                                        Any loan repayments on that day; plus

                                        If that day is a policy anniversary, an amount due to cover the loan interest, if not paid by you.

                                   Accumulation account value held in the Loan Account for loan collateral will earn interest daily at an annual rate of not less than the General Account Accumulation
                                   Account Value Guaranteed Interest Rate shown on the Policy Specifications page.
                                   Interest credited on the accumulation account value held in the Loan Account will be allocated at least once a year to the General Account and the Divisions of the Separate
                                   Account in the same proportion that the accumulation account value in each Loan
                                   SubAccount bears to the accumulation account value in the Loan Account.


          Monthly Cost             The monthly cost of insurance for the following month is deducted on the monthly
          of Insurance             anniversary date. The monthly cost of insurance is 1, below, multiplied by the difference between 2 and 3 below:

                                   1. The monthly cost of insurance rate divided by 1,000.

                                   2. An amount as follows:

                                   Option A Contract Type: The greater of:

                                        a.   The face amount divided by the Monthly Cost of Insurance Factor shown on the Policy Specifications page; or

                                        b.   The accumulation account value at the beginning of the policy month multiplied by the applicable percentage of the accumulation account value as described in Section 7702(d) of the Internal Revenue Code of 1986 and
                                             modified for ages 95 and above.

       CCP60004                                                        6.04
       (5/99)








                                   Option B Contract Type: The greater of:

                                       a.   The face amount divided by the Monthly Cost of Insurance Factor shown on the Policy Specifications page plus the accumulation account value at the beginning of the policy month; or

                                       b.   The accumulation account value at the beginning of the policy month multiplied by the applicable percentage of the accumulation account value as described in Section 7702(d) of the Internal Revenue Code of 1986 and
                                            modified for ages 95 and above.

                                   Option C Contract Type: The greater of:

                                       a.   The face amount divided by the Monthly Cost of Insurance Factor shown on the Policy Specifications page; or

                                       b.   The accumulation account value at the beginning of the policy month multiplied by the Insured's attained age factor as shown on the policy's Death
                                            Benefit Option C Attained Age Factors page.

                                   3. The accumulation account value at the beginning of the policy month, before the deduction of the monthly cost of insurance.

                                   If the Contract Type is Option A or Option C and if there has been an increase in the face amount, then the accumulation account value will first be considered a part of the face amount when the policy was issued. If the accumulation account value is greater than the initial face amount, the excess accumulation account value will then be considered a part of each increase in order, starting with the first increase.

          Monthly Cost             At the beginning of each policy year, the monthly cost of insurance rate is determined
          of Insurance             for the initial face amount and each increase in face amount. The monthly cost of
          Rates                    insurance rate is based on the Attained Age, risk classification, sex and completed policy years from the effective date of the initial face amount and each increase in face amount. For the initial face amount, we will use the risk classification as of the Issue
                                   Date. For each increase, we will use the risk classification applicable to the increase. If the death benefit equals a percentage of the accumulation account value, any increase in accumulation account value will cause an automatic increase in the death benefit.
                                   The risk classification for such increase will be the same as that used for the most recent increase, excluding any riders, that required proof that the Insured was insurable by our standards.

                                   The monthly cost of insurance rates will never exceed the rates shown on the Table of
                                   Guaranteed Monthly Cost of Insurance Rates page. Any change in the cost of insurance rates will apply to all persons of the same age, sex, and classification whose initial face amounts or increases in face amount have been in force for the same length of time.


          Selection and            The selection and issue expense charge for the initial face amount or for any increase
          Issue Expense            in face amount is a monthly charge for the first 10 policy years or for the first 10 policy
          Charge                   years following any increase in face amount. This charge equals the applicable face amount times a selection and issue expense charge rate, divided by 1,000. The selection and issue expense charge is based on the Insured's Issue Age, sex and risk classification on the effective date of the initial face amount or any increase in face amount. The selection and issue expense charge rate for the initial face amount of the policy will never exceed the Maximum Selection and Issue Expense Charge Rate shown on the Policy Specifications page for the initial face amount. A selection and issue expense charge will also be applied to any increase in face amount. This charge will never exceed the Maximum Selection and Issue Expense Charge Rate shown on the Policy Specifications page for that increase.

          Monthly Policy           A policy charge will be deducted each policy month from the accumulation account
          Charge                   value. The amount of the monthly policy charge will never exceed the amount shown on the Policy Specifications page.



       CCP60004                                                        6.05
       (5/99)







          Monthly                 The monthly deduction is:

          Deduction               1.   The monthly cost of insurance; plus

                                  2.   The selection and issue expense charge multiplied by the face amount divided by
                                       1,000; plus

                                  3.   The monthly policy charge; plus

                                  4.   The monthly cost, if any, for any rider included with this policy.

                                  The monthly deduction for a policy month will be allocated among the General
                                  Account and the Divisions of the Separate Account in the same proportion that the accumulation account value in the General Account and the accumulation account value in each Division bears to the total accumulation account value of the policy, minus the accumulation account value in the Loan Account an the Monthly
                                  Anniversary.

          Cash Surrender          The cash surrender value of this policy is:
          Value                   1.   The accumulation account value at the time of surrender; minus
                                  2.   Any loan and loan interest accrued; minus

                                  3.   Any unpaid selection and issue expense charge due for the remainder of the first policy year for the initial face amount and any increase in face amount; minus

                                  4.   Any unpaid monthly policy charge due for the remainder of the first policy year;
                                       minus

                                  5.   Any surrender charge.

          Surrender               You  may surrender your policy for its cash surrender value at any time during the lifetime of the Insured. We will determine the cash surrender value as of the date we receive your written request at our Service Center. The cash surrender value will not be reduced by any monthly deduction due on that date for a subsequent policy month.
                                  To cancel or surrender your life insurance policy you must provide written notice to us or the servicing agent if authorized by us to receive these requests. The request must contain the items listed below: (We will not request additional information.)

                                  1.   A definite request to cancel or surrender.

                                  2.   The policy number to be canceled or surrendered.

                                  3.   The insured's name on the policy to be canceled or surrendered.

                                  4.   The policyowner's signature and, if required by the policy or by a legally binding document of which we have actual notice, the signature of a collateral assignee, irrevocable beneficiary, or other person having an interest in the policy through the legally binding document.

                                  5.   Either the policy itself, or, in lieu of the policy, a statement that the policy itself has been lost or destroyed.

          Partial                 After the first policy year, upon written request to us, you can make a partial
          Withdrawals             withdrawal of cash subject to the conditions listed below. The first 12 requested partial withdrawals or transfers per policy year will be allowed free of charge; thereafter we may impose a transfer charge not to exceed the Maximum Transfer/Partial Withdrawal
                                  Charge shown on the Policy Specifications page.

                                  No partial withdrawal will be processed which will result in the face amount, excluding riders, being decreased below the Minimum Face Amount shown on the Policy
                                  Specifications page.

                                  We reserve the right to change the minimum amount or the number of times you may make a partial withdrawal. We also may assess a transaction charge for a withdrawal.
                                  This charge will not exceed the Maximum Transfer/Partial Withdrawal Charge shown on the Policy Specifications page.



       CCP60004                                                      6.06
       (5/99)








                                  if the Contract Type is Option A or Option C and the death benefit equals the face amount, then a partial withdrawal will decrease the face amount by an amount equal to the partial withdrawal plus the applicable surrender charge. This surrender charge will be allocated among the General Account and the Divisions of the Separate Account in
                                  the same proportion that the partial withdrawal was allocated among the General
                                  Account and the Divisions of the Separate Account. If the death benefit equals a percentage of the accumulation account value then a partial withdrawal will decrease the face amount by any amount by which the partial withdrawal plus the applicable surrender charge exceeds the difference between the death benefit and the face amount. The face amount will be decreased in the following order:

                                  1. The face amount at issue, excluding riders; and

                                  2. Any increases in the same order in which they were issued.

          General Account         The minimum amount of your partial withdrawal request at any one time must be at
          Partial                 least $500 of your account.
          Withdrawals             -   The maximum amount of all partial withdrawals and transfers from the General
                                      Account in a policy year will be the greater of (1) or (2):

                                      1. The cash surrender value of the General Account at the beginning of that policy year multiplied by the withdrawal percentage limit, as shown on the
                                           Policy Specifications page.

                                      2. The previous year's General Account maximum withdrawal amount.

          Separate Account            The minimum amount of your partial withdrawal request at any one time must be
          Partial                     the lesser of $500 of a Division or your entire balance in that Division.
          Withdrawals                 The maximum amount of your partial withdrawal from any one of the Divisions of the Separate Account in a policy year will be the cash surrender value of that
                                      Division.

          Allocation              You may allocate the partial withdrawal plus any applicable surrender charge, subject
          of Partial              to the above conditions, among the General Account and the Divisions of the Separate
          Withdrawals             Account. If you do not specify the allocation, then the partial withdrawal will be allocated among the General Account and the Divisions of the Separate Account in the
                                  same proportion that the accumulation account value in the General Account and the accumulation account value in each Division bears to the total accumulation account value of the policy, minus the accumulation account value in the Loan Account on the date of the partial withdrawal. If the General Account conditions will not allow this proportionate allocation, we will request that you specify an acceptable allocation.

          Pro Rata                After the first policy year, upon written request to us, you can make a pro rata
          Surrender               surrender of your policy. The pro rata surrender can be any whole number percentage of your policy. The pro rata surrender will reduce the face amount and the accumulation account value by the percentage chosen. The face amount decrease will be subject to the following conditions:

                                  1.  The decrease will become effective on the monthly anniversary on or following our receipt of the request.

                                  2.  The decrease will reduce the face amount in the following order:

                                      a. The face amount provided by the most recent increase;

                                      b. Face amounts provided by the next most recent increases, successively; and

                                      c. The face amount when the policy was issued.

                                  3.  You may allocate the decrease in accumulation account value due to the pro rata surrender plus any applicable surrender charge among the General Account and the Divisions of the Separate Account. If you do not specify the allocation, then the decrease in accumulation account value plus any applicable surrender charge will be allocated among the General Account and the Divisions of the Separate
                                      Account in the same proportion that the accumulation account value in the
                                      General Account and the accumulation account value in each Division bears to the total accumulation account value of the policy, minus the accumulation account value in the Loan Account on the date of the pro rata surrender.



       CCP60004                                                     6.07
       (5/99)







                                  A pro rata surrender can not be processed if it will reduce the face amount below the
                                  Minimum Face Amount shown on the Policy Specifications page. No pro rata surrender will be processed for more cash surrender value than is available on the date of the pro rata surrender. A cash payment will be made to you for the amount of accumulation account value reduction less any applicable surrender charges.
          Surrender Charge        A surrender charge will apply upon surrender, upon lapse, upon a partial withdrawal that reduces the face amount, or upon a decrease in face amount for up to 10 years from the policy's Issue Date or for up to 10 years following the effective date of any increase in face amount.

                                  The surrender charge for the initial face amount is the Target Annual Premium (Base only), shown on the Policy Specifications page, multiplied by the applicable surrender charge percentage, plus the surrender charge for any increase in face amount. The surrender charge for any increase in face amount is the Target Annual Premium (Base only) for that increase, shown on the Policy Specifications page for that increase, multiplied by the applicable surrender charge percentage. The surrender charge percentage will never exceed the Maximum Surrender Charge Percentage shown on the Surrender Charge Schedule page, for the initial face amount and for any increase.
                                  The surrender charges for this policy will vary on a non-discriminatory basis, based on the amount of premium paid, but will never exceed the Maximum Surrender Charge
                                  Percentage shown on the Surrender Charge Schedule page.

                                  A surrender charge will apply to any decrease in face amount. A decrease in face amount may decrease some or all of the initial face amount and increases in face amount as provided in Section 5. A partial withdrawal may cause a decrease in face amount as provided above and, therefore, a surrender charge may be taken. If the face amount is decreased by some fraction of any previous increases in face amount and/or the face amount at issue, the surrender charge deducted will be the previously defined surrender charge multiplied by the fraction.

                                  The surrender charge will be allocated among the General Account and the Divisions of the Separate Account in the same proportion that the accumulation account value in the General Account and the accumulation account value in each Division bears to the total accumulation account value of the policy minus the accumulation account value in the Loan Account.

          Postponement            We will usually pay any amounts payable on surrender, partial withdrawal, or policy
          of Payments             loan allocated to the Divisions of the Separate Account within seven days after written
          or Transfers            notice is received. We will usually pay any death benefit proceeds within seven days after we receive due proof of claim. Payment of any amount payable, from the
                                  Divisions of the Separate Account, on surrender, partial withdrawal, policy loan or death may be postponed whenever:

                                  1.  The New York Stock Exchange is closed (other than customary weekend and holiday closing) or trading on the New York Stock Exchange is restricted as determined by the SEC;

                                  2.  The SEC, by order, permits postponement for the protection of policy owners; or

                                  3.  An emergency exists as determined by the SEC, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Separate Account.

                                  We  may defer payment of the portion of any amount payable from the General
                                  Account on surrender or partial withdrawal for not more than six months. If we defer payment for 30 days or more, we will pay interest at the rate of 2 1/2% per year for the period of deferment.

                                  Transfers may also be postponed under the circumstances listed above.

                                  We may defer payment of the portion of any policy loan from the General Account for not more than six months. No payment from the General Account to pay premiums on this policy will be deferred.

          Continuation            If all premium payments cease, the insurance provided under this policy, including
          of Insurance            benefits provided by any rider attached to this policy, will continue in accordance with the provisions of this policy for as long as the accumulation account value less any loans, loan interest accrued and any surrender charge is sufficient to cover the monthly deductions.

      CCP60004                                                      6.08
      (5/99)








          Basis of                The minimum accumulation account values are based on 1) the Minimum
          Computation             Accumulation Account Value Mortality Table shown on the Policy Specifications page;
                                  and 2) for amounts allocated to the General Account, compound interest at an annual rate of not less than the General Account Accumulation Account Value Guaranteed
                                  Interest Rate shown on the Policy Specifications page. There is no minimum accumulation account value guaranteed interest rate for amounts allocated to the
                                  Divisions of the Separate Account.

                                  Net single premiums are based on 1) the 7702 Table as shown on the Policy
                                  Specifications page; and 2) the General Account Accumulation Account Value
                                  Guaranteed Interest Rate as shown on the Policy Specifications page.

                                  All values are at least equal to those required by any applicable law of the state that governs your policy. We have filed a detailed statement of the method of calculating accumulation account values and reserves with the insurance supervisory official of that state.














































       CCP60004                                                     6.09
        (5/99)







                           9. PAYMENT OF POLICY BENEFITS


         Payment           A lump sum payment will be made as provided on the face page.

         Interest on       We will pay interest on proceeds from the date of the Insured's death to the date of
         Proceeds          payment. Interest will be at an annual rate determined by us, but never less than the
                           Guaranteed Interest Rate, shown on the Policy Specifications page.

         Extended          Provisions for settlement of proceeds different from a lump sum payment may only be
         Provisions        made upon written agreement with us.






































      CCP700                                          7.01
      (5/99)


                                                    COVA                                       Service Center
                                                                                               P.O. Box 14490
                                                                                               St. Louis, MO 63178
                                          Cova Financial Life Insurance Company                1-800-638-9294
                                                 4100 Newport Place Drive
                                             Newport Beach, California 92662








         STATE OF CALIFORNIA CONSUMER NOTICE



         The following is the address and phone number of the California Insurance Department:


                                       Department of Insurance
                                       Consumer Services Division
                                       300 S. Spring Street
                                       South Tower, Suite 210
                                       Los Angeles, CA 90013

                                       1-800-927-9045
                                       213-897-8921

         The Department of Insurance should be contacted only after the contacts between you and Cova
         Financial Life Insurance Company or its agent or other representative have failed to produce a satisfactory solution to the problem.


























       CC-519 (10/98)




















                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE


                                Non-Participating








































                                      COVA

                               COVA FINANCIAL LIFE
                                INSURANCE COMPANY
                            4100 NEWPORT PLACE DRIVE
                             NEWPORT BEACH, CA 92662


       CCP00104

       (5/99)


                                      COVA

                      Cova Financial Life Insurance Company
                            4100 Newport Place Drive
                         Newport Beach, California 92662



                      CALIFORNIA LIFE AND HEALTH INSURANCE
                            GUARANTEE ASSOCIATION ACT
                         SUMMARY DOCUMENT AND DISCLAIMER


Residents of California who purchase life and health insurance and annuities should know that the insurance companies licensed in this state to write these types of insurance are members of the California Life and Health Insurance
Guarantee Association ("CLHIGA"). The purpose of this Association is to assure that policyholders will be protected, within limits, in the unlikely event that a member insurer becomes financially unable to meet its obligations. It this should happen, the Guarantee Association will assess its other member insurance companies for the money to pay the claims of insured persons who live in this state and, in some cases, to keep coverage in force. The valuable extra protection provided through the Association is not unlimited, as noted in the box below, and is not a substitute for consumers' care in selecting insurers.

     THE CALIFORNIA  LIFE AND HEALTH  INSURANCE  GUARANTEE  ASSOCIATION  MAY NOT
PROVIDE COVERAGE FOR THIS POLICY. IF COVERAGE IS PROVIDED,  IT MAY BE SUBJECT TO
SUBSTANTIAL  LIMITATIONS  OR  EXCLUSIONS,  AND REQUIRE  CONTINUED  RESIDENCY  IN
CALIFORNIA.  YOU SHOULD NOT RELY ON COVERAGE BY THE  ASSOCIATION IN SELECTING AN
INSURANCE COMPANY OR IN SELECTING AN INSURANCE POLICY.

     COVERAGE IS NOT  PROVIDED  FOR YOUR POLICY OR ANY PORTION OF IT THAT IS NOT
GUARANTEED  BY THE  INSURER OR FOR WHICH YOU HAVE  ASSUMED  THE RISK,  SUCH AS A
VARIABLE CONTRACT SOLD BY PROSPECTUS.

     INSURANCE COMPANIES OR THEIR AGENTS ARE REQUIRED BY LAW TO GIVE OR SEND YOU
THIS NOTICE. HOWEVER, INSURANCE COMPANIES AND THEIR AGENTS ARE PROHIBITED BY LAW
FROM USING THE EXISTENCE OF THE GUARANTEE  ASSOCIATION TO INDUCE YOU TO PURCHASE
ANY KIND OF INSURANCE POLICY.

     POLICYHOLDERS WITH ADDITIONAL  QUESTIONS SHOULD FIRST CONTACT THEIR INSURER
OR AGENT OR MAY THEN CONTACT

 Executive Director                         or            Allegra Willison, Staff Counsel
 California Life and Health Insurance                     California Department of Insurance
 Guarantee Association                                    45 Fremont Street, 24th Floor
 P.O. Box 70069                                           San Francisco, CA 94105
 Los Angeles, CA 90070

The state law that provides for this safety-net coverage is called the California Life and Health Guarantee Association Act. Below is a brief summary of this law's coverages, exclusions and limits. This summary does not cover all provisions of the law; nor does it in any way change anyone's rights or obligations under the Act or the rights or obligations of the Association.


    CC-88 (10/98)                                             (please turn over)







         COVERAGE

         Generally, individuals will be protected by the California Life and Health Insurance Guarantee Association if
         they live in this state and hold a life or health insurance contract, or an annuity, or if they are insured under a group insurance contract, issued by a member insurer. The beneficiaries, payees or assignees of insured persons are protected as well, even if they live in another state.

         EXCLUSIONS FROM COVERAGE

         However, persons holding such policies are not protected by this Guarantee Association if:

                 Their insurer was not authorized to do business in this state when it issued the policy or contract;
                 Their policy was issued by a health care service plan (HMO, Blue Cross, Blue Shield), a charitable organization, a fraternal benefit society, a mandatory state pooling plan, a mutual assessment company, an insurance exchange, or a grants and annuities society;

                 They are eligible for protection under the laws of another state. This may occur when the insolvent insurer was incorporated in another state whose guaranty association protects insureds who live outside that state.

         The Guarantee Association also does not provide coverage for:

                 Unallocated annuity contracts; that is, contracts which are not issued to and owned by an individual and which guarantee rights to group contract holders, not individuals:

                 Employer and association plans, to the extent they are self-funded or uninsured;

                 Any policy or portion of a policy which is not guaranteed by the insurer or for which the individual has assumed the risk, such as a variable contract sold by prospectus;

                 Any policy of reinsurance unless an assumption certificate was issued;

                 Interest rate yields that exceed an average rate;

                 Any portion of a contract that provides dividends or experience rating credits.

         LIMITS ON AMOUNT OF COVERAGE

         The Act limits the Association to pay benefits as follows:

         LIFE AND ANNUITY BENEFITS

                 80% of what the life insurance company would owe under a life policy or annuity contract up to
                 $100,000 in cash surrender values,
                 $100,000 in present value of annuities, or
                 $250,000 in life insurance death benefits.
                 A maximum of $250,000 for any one insured life no matter how many policies and contracts there were with the same company, even if the policies provided different types of coverages.

         HEALTH BENEFITS

                 A maximum of $200,000 of the contractual obligations that the health insurance company would owe were it not insolvent. The maximum may increase or decrease annually based upon changes in the health care cost component of the consumer price index.

         PREMIUM SURCHARGE

         Member insurers are required to recoup assessments paid to the Association by way of a surcharge on premiums charged for health insurance policies to which the Act applies.









      CC-888 (10/98)


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